EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63

OF TITLE 18, UNITED STATES CODE)

In connection with the attached Report of Allstate Assurance Company Separate Account B (“Registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), the undersigned officer of the Registrant does hereby certify that, to the best of such officer’s knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for the periods represented in the Report.

Date: August 29, 2005.	/s/ David G. Fussell
David G. Fussell
Chairman, Board of Managers Allstate Assurance Company Separate Account B
Signing in the capacity of Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.